Exhibit 10.10.4

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This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting a representative in the compensation group in the Human Resources department.
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ENCOMPASS HEALTH CORPORATION
PERFORMANCE SHARE UNIT AWARD AGREEMENT
(Pursuant to the Omnibus Performance Incentive Plan)
    This Performance Share Unit Award Agreement (this “Award”) is granted in Birmingham, Alabama by Encompass Health Corporation, a Delaware corporation (the “Corporation”), pursuant to one or more Summaries of Grant (collectively, the “Summary”) previously delivered to you as the person to whom the Award is granted (“Grantee”) and/or displayed at the UBS website (http://www.ubs.com/onesource/EHC). The Summary, which specifies the name of Grantee, the Date of Grant, the relevant Performance Objectives, the Performance Period (each as defined in the Summary), and other specific details of the Award, and the acceptance of the Summary are incorporated herein by reference.
1.    GRANT OF AWARD; TERMS.
(a)    Upon the terms and conditions set forth herein and in the Corporation’s Omnibus Performance Incentive Plan (the “Plan”), a copy of which has been made available to Grantee electronically, the Corporation hereby grants to Grantee an award of the number of performance share units (the “Performance Share Units”) set forth in the Summary. The Award is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Corporation and Grantee agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.
        The Performance Objectives applicable to the Performance Share Units and the Performance Period are set forth in the Summary and incorporated by reference herein and made a part hereof. Depending upon the extent, if any, to which the Performance Objectives have been achieved, and subject to compliance with the requirements of Section 2 below, each Performance Share Unit shall entitle Grantee to receive, at such time as is determined in accordance with the provisions of Section 3 below, between 0 and 2 fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”). The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, each of the Performance Objectives has been achieved with respect to the Performance Period; and (ii) the number of shares of Common Stock, if any, which, subject to compliance with the requirements of Section 2, Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of shares of Common Stock, as modified by the rTSR Multiplier, being hereafter referred to as the “Deliverable Shares”). Such certification shall be final, conclusive and binding on Grantee, and on all other persons, to the maximum extent permitted by law.
        Without limiting the authority of the Committee under Section 17.1 of the Plan, upon the occurrence or in anticipation of any event described in Section 17.1 of the Plan, the Committee may, in its sole discretion, provide that Performance Objectives and Performance Period for the Award will be modified or waived, in whole or in part, including, without limitation, by deeming the Performance Objectives to be achieved at the target level.
(b)    Grantee shall be not entitled to vote on matters submitted to holders of common stock of the Corporation prior to the receipt of the Deliverable Shares. Grantee shall be entitled to vote the Deliverable Shares received following determination of performance pursuant to this Award and the issuance thereof. Grantee shall be entitled to receive Dividend Equivalents on the Performance Share Units as set forth in this paragraph. Following the Date of Grant, upon the declaration and payment to the holders of the Corporation’s common stock of ordinary cash dividends and dividends in the form of shares of common stock thereon, if any, such dividends accrue, but are not immediately payable, to the account of Grantee. The accrual of Dividend Equivalents related to dividends paid, including any paid prior to the issuance of the Deliverable Shares, shall be calculated based on the number of Deliverable Shares received following the Performance Period. Any Dividend Equivalents accrued are subject to forfeiture in the event the associated Performance Share Units or the resulting Common Stock are forfeited or otherwise do not vest as provided in the Plan or in this Award. Such Dividend Equivalents shall only be payable and deliverable, free of all restrictions, in the form declared upon vesting of the associated Common Stock. Grantee’s right to receive any extraordinary dividends or other distributions with respect to the Performance Share Units or the associated Common Stock prior to their vesting shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the associated Performance Share Units and the resulting Common Stock.
2.    VESTING OF PERFORMANCE SHARE UNITS.
        (a)    The Performance Share Units are subject to forfeiture to the Corporation until they become non-forfeitable in accordance with this Section 2. Except as provided in this Section 2 and Sections 16.5, 16.6, 16.7, and 16.8 of the Plan, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become payable in Common Stock, only if Grantee remains employed by the Corporation until the delivery of the Deliverable Shares.
        (b)    The Performance Share Units and this Award shall be cancelled and forfeited upon termination of employment with the Corporation (including its subsidiaries) prior to the delivery of the Deliverable Shares, except as provided in Sections 2 and 3 hereof.

(c)    Notwithstanding anything to the contrary contained in this Award, all of the Performance Share Units issued to Grantee pursuant to this Award shall also become vested and non-forfeitable pursuant to Sections 16.5 and 16.8 of the Plan and this Section 2. The delivery of the Deliverable Shares with respect to such Performance Share Units shall be made following the conclusion of the Performance Period as provided in Section 3 hereof, unless otherwise determined by the Committee. In the event of a Change in Control prior to the completion of the Performance Period, the Committee shall have the discretionary authority in accordance with Section 16.5 of the Plan to determine whether, and if so, the extent to which, (1) the Performance Period or each of the Performance Objectives shall be deemed to be achieved, satisfied or waived, and (2) the Performance Objectives shall be modified, adjusted or changed.
In the event Grantee qualifies for Retirement, the Award shall vest in its entirety, rather than pro rata as required by Section 16.8 of the Plan, and the Common Stock shall be delivered in accordance with Section 3 and the schedule set forth in the Summary, provided the following conditions are deemed by the chief executive officer of the Corporation (the “CEO”), or the Committee in the case Grantee is the CEO, to be satisfied:
(i)    Grantee delivers written notice (“Retirement Notice”) to the CEO, or the Committee in the case Grantee is the CEO, of Grantee’s effective date of Retirement (the “Retirement Date”) not less than 180 calendar days in advance of such date;
(ii)    the Date of Grant is not less than 90 calendar days prior to the date of receipt of the Retirement Notice;
(iii)    Grantee does not violate restrictive covenants set forth in Section 10 hereof; and
(iv)    Grantee remains in good standing with the Corporation and cooperates with all reasonable requests to assist in the succession process for Grantee’s position through the Retirement Date; provided, in the event Grantee dies or incurs a Disability after delivering the Retirement Notice and Grantee has satisfied the other conditions set forth herein, the Award shall vest in its entirety, rather than pro rata as required by Section 16.8 immediately upon such death or Disability.

3.    DELIVERY OF SHARES.
(a)    Except as provided in the subsections (b) below and Section 16.8 of the Plan, the Deliverable Shares shall be registered in the name of Grantee on the stock transfer books of the Corporation effective as of the date of the Committee’s determination of the achievement of the Performance Objectives as provided for in Section 1 above.
(b)    In the event that Grantee dies, suffers a Disability or effects a Retirement prior to the delivery of the Deliverable Shares, the Corporation shall deliver or provide to Grantee or Grantee’s beneficiary or estate (if applicable) a certificate (or the indicia of ownership, as the case may be) for the number of whole shares of Common Stock to which Grantee is entitled pursuant to Section 16.8 of the Plan or Section 2 hereof, provided that the beneficiary (or estate) has otherwise complied with the requirements of Section 8 of this Award.
4.    TAX CONSEQUENCES.
(a)    Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of this Award by the Corporation to the Recipient pursuant to an election under Section 83(b) of the Code.
(b)    Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of the Deliverable Shares in connection therewith. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of the Deliverable Shares in connection therewith as contemplated by this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that the Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.
(c)    Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made by delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee with respect to the Performance Share Units sufficient to satisfy the withholding required with respect thereto; provided, with advance notice, the Corporation may require, or lacking such a requirement the Grantee may elect, another method or a combination of such methods of satisfying the withholding requirement.
5.    TRANSFERABILITY.
        (a)    Except as provided below, or except to the minimal extent required by law, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution (or upon such transfer required by law), the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to Grantee immediately prior to such transfer.
        (b)    Upon any transfer by will or the laws of descent and distribution (or upon any such transfer required by law), such transferee shall take the Performance Share Units and the Deliverable Shares in connection therewith (the “Transferee Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.
6.    RIGHTS OF GRANTEE. Prior to the issuance, if any, of the Deliverable Shares to Grantee pursuant to the provisions of Section 3, Grantee shall not have any rights of a stockholder of the Corporation on account of the Performance Share Units.
7.    UNFUNDED NATURE OF PERFORMANCE SHARE UNITS. The Corporation will not segregate any funds representing the potential liability arising under this Award. Grantee’s rights in respect of this Award are those of an unsecured general creditor of the Corporation. The liability for any payment under this Award will be a liability of the Corporation and not a liability of any of its officers, directors or affiliates.
8.    SECURITIES LAWS. The Corporation may condition delivery of any certificates for the Deliverable Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.
9.    SECURITIES COMPLIANCE. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Award, the Corporation shall not be obligated to issue any Common Stock or other securities pursuant to this Award if the issuance thereof would result in a violation of any such law. Subject to Section 3 hereof, in order to comply with any applicable securities laws, Grantee agrees that the Deliverable Shares shall only be sold by Grantee following confirmation of an effective registration of such shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities will also be endorsed on all such certificates.
10.    NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION.
(a)    From the date of termination of employment with the Corporation (including its subsidiaries) until the lapse of all restrictions on this Award (the “Noncompetition Period”), Grantee shall not, directly or indirectly, participate in the management, operation or control of, or have any financial or ownership interest in, or aid or knowingly assist anyone else in the conduct of, any business or entity that (i) engages in the business of owning, operating or managing inpatient rehabilitation facilities offering a range of rehabilitative healthcare services, and services directly ancillary thereto (collectively, the “Company Business”) in any area within seventy-five (75) miles of where an inpatient rehabilitation facility owned or operated by the Corporation (the “Restricted Territory”) is located, or (ii) is, to Grantee’s knowledge, making preparations for engaging in the Company Business in any Restricted Territory (collectively, “Competitive Activity”); provided, however, that foregoing restriction shall not apply to any employee who is, and has been for at least 30 days immediately preceding his or her cessation of employment, a resident of or employed in Massachusetts or California at the time of his or her termination of employment, and provided further that (x) the “beneficial ownership” by Grantee, either individually or as a member of a “group” (as such terms are used in Rule 13d of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a breach of this Section 10(b) and (y) Grantee may enter into, at arm’s length, any bona fide joint venture (or partnership or other business arrangement) with any person who is not directly engaged in the Company Business but which is an affiliate of another person engaged in the Company Business.
(b)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other person to solicit any officer or other employee of the Corporation to: (i) terminate such officer’s or employee’s employment with the Corporation; or (ii) seek or accept employment or other affiliation with Grantee or any person engaged in any Competitive Activity in which Grantee is directly or indirectly involved (other than, in each case, any solicitation directed at the public in general in publications available to the public in general or any contact which Grantee can demonstrate was initiated by such officer, director or employee or any contact after such officer’s or employee’s employment with the Corporation is terminated). Grantee’s obligations under this subsection (b) with respect to new Corporation employees hired after the date of termination shall be subject to the condition that Grantee shall have been notified of such new employees.
(c)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other Person to solicit any person or entity in a business relationship with the Corporation (whether an independent contractor, joint venture partner or otherwise) to terminate such person or entity’s business relationship with the Corporation.
(d)    Grantee shall not, directly or indirectly, within the Noncompetition Period, make any statements or comments of a defamatory or disparaging nature to third parties regarding the Corporation or any of their members, principals, officers, managers, directors, personnel, employees, agents, services or products; provided, however, that nothing contained herein shall preclude Grantee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or as may be required by law. In addition, nothing contained herein prevents Grantee from initiating a complaint with or participating in any legally authorized investigation or proceeding conducted by the Securities and Exchange Commission, Equal Employment Opportunity Commission, or any other federal, state, or local law enforcement agency. This provision also excludes unknown disputes involving allegations of sexual assault or sexual harassment.
(e)    In the event Grantee violates the terms of this Section 10, the Award shall be immediately cancelled, lapsed and forfeited.
11.    APPLICABLE RECOUPMENT POLICY. Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the Corporation (the “Board”), published with other Plan materials on the UBS website (http://www.ubs.com/onesource/EHC), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.
12.    BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.
13.    ENTIRE AGREEMENT; AMENDMENT. This Award contains the entire agreement of the parties with respect to the Performance Share Units granted hereby. This Award may be amended in accordance with the provisions of Section 18.2 of the Plan.
14.    ACCEPTANCE OF AGREEMENT. By accepting this Award electronically, including, without limitation, by electronic acceptance by e-mail, Grantee confirms that this Award is in accordance with Grantee’s understanding, and that Grantee agrees to the terms of this Award, the Summary, and the terms of the Plan.
15.    ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.

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This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting a representative in the compensation group in the Human Resources department.
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SUMMARY OF GRANT

For _________________ Performance Share Units Awarded

February ___, 20__ (the “Date of Grant”)

To _____________________________ (“Grantee”)

ROIC Performance Objective for
January 1, 20___ – December 31, 20____ (the “Performance Period”)

    This Summary sets forth a Performance Objective to be achieved and, depending upon (x) the extent (if any) to which such Performance Objective is achieved and (y) the measure of the Corporation’s relative total shareholder return performance (the “rTSR Multiplier”) as described below, which shall be deemed part of this Performance Objective, the number of shares of Common Stock, if any, which Grantee shall have the right to receive with respect to each Performance Share Unit. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Performance Share Unit Award Agreement evidencing this Award (the “Award Agreement”) and the Encompass Health Corporation Omnibus Performance Incentive Plan (the “Plan).

The Performance Objective governed by this Summary shall be the return on invested capital or “ROIC” of the Corporation for the Performance Period. Such Performance Objective shall represent forty percent (40%) of the initial target shares obtainable from Performance Objectives and shall be independent of the other Performance Objective under the Award Agreement.

Subject to the provisions of the Plan, the Committee will rely on the Corporation’s audited financial statements and related information for purposes of determining the actual ROIC of the Corporation for the Performance Period.

    The following table sets forth this Summary’s Performance Objective level:

Table 1: Levels of Achievement of the ROIC Performance Objective

	Threshold Performance	Target Performance	Maximum Performance
ROIC	x.xx%	x.xx%	x.xx%

For purposes of this Summary, “return on invested capital” shall mean (a) the average of pre-tax income from continuing operations attributable to Encompass Health adjusted for interest expense, losses or gains from debt extinguishments, government, class action and related settlements, professional fees – accounting, tax and legal, and the impact of income taxes at a rate of 26%, and for certain Compensation Committee approved unusual or nonrecurring unbudgeted items that fall within the following categories: acquisitions and divestitures, changes in capital structure, litigation expenses and settlements, material legislative changes, and pandemic or comparable public health emergency1, for each year of the Performance Period divided by (b) the average of Invested Capital on the balance sheet as of December 31 at the beginning of the Performance Period and the balance sheet as of December 31 of each year within the Performance Period. Invested Capital is defined as total assets adjusted for deferred tax assets, discontinued operation assets, current liabilities (net of current portion of long-term debt) and noncontrolling interest.

    The following table sets forth, subject to the vesting conditions set forth in the Award Agreement and the Plan and the rTSR Multiplier described below, the total number of shares of Common Stock attributable to, and obtainable from, achievement of the related Performance Objective level.

Table 2: Number of Shares Obtainable from
ROIC Performance

Threshold Performance	Target Performance	Maximum Performance
50% of Target Number of Shares	XXX	200% of Target Number of Shares

    For achievement below the “threshold” level set forth above, no shares of Common Stock shall be obtained. For achievement between (i) the “threshold” level and the “target” level or (ii) between the “target” level and the “maximum” level (as specified in Table 1 above), the number of shares obtained with respect to each Performance Share Unit shall be interpolated by the Committee.

1 Public health emergency-related adjustment must meet the following criteria: internationally or nationally declared, sustained, unbudgeted, and material.

The total number of shares of Common Stock deliverable to Grantee for this Performance Objective shall be equal to the number of shares obtained calculated pursuant to this Summary multiplied by the rTSR Multiplier and any fractions resulting from such multiplication shall be rounded up to the next whole number. The rTSR Multiplier shall be determined by comparing the Corporation’s total shareholder return over the three-year period beginning on January 1, 2026 and ending on December 31, 2028 (the “Performance Period”) to the total shareholder return for each the companies comprising the S&P Composite 1500 Health Care Providers and Services Index at both the beginning and end of the Performance Period (the “Peer Index”) over that same period. For purposes of this Summary, “total shareholder return” shall mean the annualized rate of return reflecting (a) price appreciation of a share of common stock during the Performance Period based on the mean of the closing values for the 20 trading days up to and including the day prior to the first and last days of the Performance Period, as applicable, and (b) any and all dividends distributed during the Performance Period. The shares to be delivered to Grantee following the Performance Period shall be determined based on the percentile ranking of the Corporation’s TSR among the TSRs of the Peer Index companies as set forth below.

Table 3: Number of Shares Deliverable to Grantee under the ROIC Performance Objective

rTSR Performance Level	Minimum	Target	Maximum
Corporation’s Rank among Peer Index Companies	≤25th %tile	50th %tile	≥75th %tile
Number of Shares Deliverable to Grantee	0.75 x shares obtained	1 x shares obtained	1.25 x shares obtained

For achievement between (i) the “minimum” level and the “target” level or (ii) between the “target” level and the “maximum” level (as specified in Table 3 above), the percentile ranking of the Corporation shall be interpolated by the Committee. In no event will the shares to be delivered exceed 200% of target number of shares attainable as set forth in Table 2.

     Consistent with Section 16.9 of the Plan, the Committee may waive the Performance Objective if Grantee terminates employment during the Performance Period as a result of death, Disability, or a Change in Control, but may not waive the Performance Objective for any other reason, including the Grantee’s Retirement. All actions taken by the Committee pursuant to this Summary shall be final, conclusive and binding upon Grantee, and all other persons, to the maximum extent permitted by law.

SUMMARY OF GRANT

For __________________ Performance Share Units Awarded

February __, 20__ (the “Date of Grant”)

To _____________________________ (“Grantee”)

EPS Performance Objective for
January 1, 20__ – December 31, 20__ (the “Performance Period”)

    This Summary sets forth a Performance Objective to be achieved and, depending upon (x) the extent (if any) to which such Performance Objective is achieved and (y) the measure of the Corporation’s relative total shareholder return performance (the “rTSR Multiplier”) as described below, which shall be deemed part of this Performance Objective, the number of shares of Common Stock, if any, which Grantee shall have the right to receive with respect to each Performance Share Unit. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Performance Share Unit Award Agreement evidencing this Award (the “Award Agreement”) and the Encompass Health Corporation Omnibus Performance Incentive Plan (the “Plan).

The Performance Objective governed by this Summary shall be the return on invested capital or “EPS” of the Corporation for the Performance Period. Such Performance Objective shall represent sixty percent (60%) of the initial target shares obtainable from Performance Objectives and shall be independent of the other Performance Objective under the Award Agreement.

Subject to the provisions of the Plan, the Committee will rely on the Corporation’s audited financial statements and related information for purposes of determining the actual EPS of the Corporation for the Performance Period.

    The following table sets forth this Summary’s Performance Objective level:

Table 1: Levels of Achievement of the EPS Performance Objective

	Threshold Performance	Target Performance	Maximum Performance
EPS	$xx.xx	$xx.xx	$xx.xx

For purposes of this Summary, “earnings per share” shall be calculated on a weighted-average diluted shares outstanding basis by adjusting net income from continuing operations attributable to Encompass Health for a normalized 26% income tax expense, and for certain Compensation

Committee approved unusual or nonrecurring unbudgeted items that fall within the following categories: acquisitions and divestitures, changes in capital structure, litigation expenses and settlements, material legislative changes, and pandemic or comparable public health emergency2.

    The following table sets forth, subject to the vesting conditions set forth in the Award Agreement and the Plan and the rTSR Multiplier described below, the total number of shares of Common Stock attributable to, and obtainable from achievement of the related Performance Objective level.

Table 2: Number of Shares Obtainable from
EPS Performance

Threshold Performance	Target Performance	Maximum Performance
50% of Target Number of Shares	xxxx	200% of Target Number of Shares

    For achievement below the “threshold” level set forth above, no shares of Common Stock shall be obtained. For achievement between (i) the “threshold” level and the “target” level or (ii) between the “target” level and the “maximum” level (as specified in Table 1 above), the number of shares obtained with respect to each Performance Share Unit shall be interpolated by the Committee.

The total number of shares of Common Stock deliverable to Grantee for this Performance Objective shall be equal to the number of shares obtained calculated pursuant to this Summary multiplied by the rTSR Multiplier and any fractions resulting from such multiplication shall be rounded up to the next whole number. The rTSR Multiplier shall be determined by comparing the Corporation’s total shareholder return over the three-year period beginning on January 1, 20___ and ending on December 31, 20___ (the “Performance Period”) to the total shareholder return for each the companies comprising the S&P Composite 1500 Health Care Providers and Services Index at both the beginning and end of the Performance Period (the “Peer Index”) over that same period. For purposes of this Summary, “total shareholder return” shall mean the annualized rate of return reflecting (a) price appreciation of a share of common stock during the Performance Period based on the mean of the closing values for the 20 trading days up to and including the day prior to the first and last days of the Performance Period, as applicable, and (b) any and all dividends distributed during the Performance Period. The shares to be delivered to Grantee following the Performance Period shall be determined based on the percentile ranking of the Corporation’s TSR among the TSRs of the Peer Index companies as set forth below.

2 Public health emergency-related adjustment must meet the following criteria: internationally or nationally declared, sustained, unbudgeted, and material.

Table 3: Number of Shares Deliverable to Grantee under the EPS Performance Objective

rTSR Performance Level	Minimum	Target	Maximum
Corporation’s Rank among Peer Index Companies	≤25th %tile	50th %tile	≥75th %tile
Number of Shares Deliverable to Grantee	0.75 x shares obtained	1 x shares obtained	1.25 x shares obtained

For achievement between (i) the “minimum” level and the “target” level or (ii) between the “target” level and the “maximum” level (as specified in Table 3 above), the percentile ranking of the Corporation shall be interpolated by the Committee. In no event will the shares to be delivered exceed 200% of target number of shares attainable as set forth in Table 2.

     Consistent with Section 16.9 of the Plan, the Committee may waive the Performance Objective if Grantee terminates employment during the Performance Period as a result of death, Disability, or a Change in Control, but may not waive the Performance Objective for any other reason, including the Grantee’s Retirement. All actions taken by the Committee pursuant to this Summary shall be final, conclusive and binding upon Grantee, and all other persons, to the maximum extent permitted by law.